EXECUTION COPY Exhibit 10.17

TRANSFER AGREEMENT

BY AND BETWEEN

AFBS, INC.

AND

THERICS, LLC

June 30, 2005

ARTICLE II	TRANSFER	5

2.1.	Purchase and Sale; Assignment; Consideration.	5
2.2.	No Assumption of Retained Liabilities; Post-Closing Liabilities.	5
2.3.	Transfer Taxes.	6
2.4.	Permits.	6

(i)

SCHEDULES

Schedule 1.4	Assumed Contracts
Schedule 1.9	Consents
Schedule 1.11	Contributed Assets
Schedule 1.13	Equipment
Schedule 1.14	Excluded Assets
Schedule 1.16	Inventory
Schedule 1.20	Permits
(ii)

TRANSFER AGREEMENT

               This TRANSFER AGREEMENT, effective as of June 30, 2005, by and between AFBS, INC., a Virginia corporation (f/k/a, “Therics, Inc.”) (“AFBS”), and THERICS, LLC, an Ohio limited liability company (“Therics”), recites and provides as follows:

RECITALS

               WHEREAS, AFBS owns the Contributed Assets (other than the Assumed Contracts) and is a party to the Assumed Contracts; and

               WHEREAS, AFBS desires to contribute the Contributed Assets (other than the Assumed Contracts) to Therics and assign the Assumed Contracts to Therics, and in exchange therefor, Therics desires to accept the Contributed Assets (other than the Assumed Contracts) from AFBS and to assume the Assumed Contracts from AFBS, all on the terms and subject to the conditions set forth herein; and

               NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it hereby is agreed that:

AGREEMENT

ARTICLE I
DEFINITIONS

               When used in this Agreement, the following terms shall have the meanings specified:

1.1.	Accounts Receivable.

               “Accounts Receivable” shall mean the accounts receivable, notes receivable, prepaid expenses, other rights to payment from customers of AFBS and associated rights of AFBS existing as of, or arising from the conduct of the business of AFBS prior to, the Effective Time.

1.2.	AFBS.

“AFBS” shall have the meaning set forth in the Preamble hereof.

1.3.	Agreement.

“Agreement” shall mean this Transfer Agreement, together with the Schedules attached hereto.

1.4.	Assumed Contracts.

“Assumed Contracts” shall mean the Contracts of AFBS that are specifically listed on Schedule 1.4 attached hereto.

1.5.	Books and Records.

               “Books and Records” shall mean the original copies of the books and records of AFBS that are specifically related to the Contributed Assets and that are in possession of AFBS, and all related documents, including, without limitation, all customer lists and records, referral sources, research and development reports and records, service and warranty records, equipment logs, operating guides and manuals, creative materials, advertising materials, promotional materials, studies, reports, correspondence and any other similar documents that are specifically related to the Contributed Assets.

1.6.	Business.

“Business” shall mean the business and operations of AFBS as operated and conducted prior to and up through the Effective Time.

1.7.	Closing.

               “Closing” shall mean the conference held immediately following the execution of this Agreement, on the Closing Date, at the offices of Hunton & Williams LLP located in Richmond, Virginia at 951 East Byrd Street.

1.8.	Closing Date.

“Closing Date” shall mean June 30, 2005.

1.9.	Consents.

               “Consents” shall mean all consents, approvals and waivers related to the Assumed Contracts required to be obtained in order to properly and legally assign or convey the same to Therics in connection with the transactions contemplated by this Agreement, such consents, approvals and waivers to be obtained by AFBS and each of which is listed on Schedule 1.9  attached hereto.

1.10.	Contracts.

“Contracts” shall mean all agreements, contracts, purchase orders, leases, licenses, relationships and commitments, written or oral, to which AFBS is a party or by which AFBS or its property is bound.

1.11.	Contributed Assets.

               “Contributed Assets” shall mean the Assumed Contracts, the Books and Records, the Equipment, the Inventory, the Permits (to the extent assignable) and those other assets of AFBS specifically identified on Schedule 1.11  attached hereto; provided, however, that notwithstanding the foregoing, the Contributed Assets shall specifically exclude the Excluded Assets.

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1.12.	Effective Time.

“Effective Time” shall mean 11:57 p.m. (Eastern Daylight Time) on the Closing Date.

1.13.	Equipment.

“Equipment” shall mean all of the tangible assets of AFBS including, without limitation, the tangible assets specifically listed on Schedule 1.13 attached hereto.

1.14.	Excluded Assets.

               “Excluded Assets” shall mean all assets of AFBS other than the Contributed Assets, including, but not limited to: (i) all minute books, stock records and corporate seals of AFBS; (ii) all Contracts other than the Assumed Contracts; (iii) AFBS’s rights under this Agreement and any other agreements or documents delivered in connection with the transactions contemplated hereby or by the Unit Purchase Agreement; (iv) cash and cash equivalents, (v) cash deposits and letters of credit in favor of AFBS; (vi) books and records relating primarily to the Excluded Assets and the Retained Liabilities, (vii) the Accounts Receivable, (viii) any and all rights to Tax refunds or credits or any claims for such refund or credits, (ix) all intellectual property assets, it being understood that certain intellectual property assets shall be transferred from AFBS to Therics pursuant to the IP Transfer Agreement and any and all goodwill associated with the intellectual property assets so transferred, (x) all insurance policies, and (xi) those other assets set forth on Schedule 1.14  attached hereto.

1.15.	Governmental Entity.

“Governmental Entity” shall mean any federal, state, local or foreign legislature, court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority.

1.16.	Inventory.

               “Inventory” shall mean all the inventories of goods owned by AFBS and held for resale, all supplies held for use, whether by AFBS, its distributors or otherwise, in the ordinary course of the business of AFBS, and all work in process including, without limitation, the goods, supplies and work in process set forth on Schedule 1.16  attached hereto.

1.17.	IP Transfer Agreement.

               “IP Transfer Agreement” shall mean the Intellectual Property Transfer Agreement contemplated to be entered into by and between AFBS and Therics immediately following the Effective Time on the date hereof.

1.18.	Law or Laws.

“Law” shall mean any federal, state, local or other law or treaty or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.
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1.19.	Liens.

“Liens” shall mean any encumbrance, mortgage, charge, claim, demand, restriction, pledge, security interest or imposition of any kind or nature.

1.20.	Permits.

               “Permits” shall mean all approvals, authorizations, registrations, permits and licenses issued by a Governmental Entity to or in the name of AFBS, each of which is listed on Schedule 1.20  attached hereto.

1.21.	Post-Closing Liabilities.

               “Post-Closing Liabilities” shall mean all liabilities and obligations, whether such liabilities or obligations relate to payment, performance or otherwise, are matured or unmatured, are known or unknown, are contingent or non-contingent, are fixed or undetermined or are present, future or otherwise, which relate to the ownership, operation, use, sale, lease or licensing of the Contributed Assets by Therics after the Effective Time, including, but not limited to, all liabilities and obligations arising out of, or relating to, any act, occurrence, performance or other event occurring after the Effective Time under the Assumed Contracts (but excluding any liability or obligation arising out of or relating to any performance of or breach under the Assumed Contracts which occurred prior to the Effective Time).

1.22.	Retained Liabilities.

               “Retained Liabilities” shall mean all liabilities and obligations of AFBS and the Business including, without limitation, those relating to the use of the Contributed Assets prior to the Effective Time, whether such liabilities or obligations relate to payment, performance or otherwise, arise before or after the Effective Time, are matured or unmatured, are known or unknown, are contingent or non-contingent, are fixed or undetermined or are present, future or otherwise, including, without limitation, (a) all liabilities related to product liabilities claims for products processed or sold by AFBS, (b) any liability or obligation under any Assumed Contract which arises out of or relates to any act, occurrence, performance or other event thereunder occurring before the Effective Time or any breach thereof by AFBS, (c) any liability or obligation with respect to or arising out of the employment relationship between AFBS and its employees, including without limitation, those relating to (i) the employees’ employment with AFBS, (ii) the employees’ termination of employment with AFBS, and (iii) the employees’ compensation, including, without limitation, any liability or obligation arising under or out of any stock option plan or employee benefit or compensation plan of AFBS or its shareholder, (d) any liability or obligation arising out of any legal proceeding against AFBS that is pending as of the Effective Time, (e) any liability or obligation arising out of or resulting from AFBS’s noncompliance with any Law or any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity, (f) any liability or obligation relating to any Taxes owed by AFBS, (g) any liability related to the Excluded Assets or the use of the Contributed Assets prior to the Effective Time, and (h) any liability or obligation of AFBS under this Agreement or any other document contemplated hereby.

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1.23.	Tax Return.

               “Tax Return” shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Entity, or otherwise retained, with respect to Taxes.

1.24.	Taxes.

               “Taxes” shall mean any federal, state, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including interest, penalties and additions imposed thereon or with respect thereto.

1.25.	Therics.

“Therics” shall have the meaning set forth in the Preamble hereof.

1.26.	Unit Purchase Agreement.

               “Unit Purchase Agreement” shall mean the Unit Purchase Agreement by and between Randall R. Theken, an Ohio resident, Therics and AFBS, to be entered into effective immediately following the Effective Time on the date hereof.

ARTICLE II
TRANSFER

2.1.	Purchase and Sale; Assignment; Consideration.

                              (a)             As of the Effective Time, and upon all of the terms and subject to all of the conditions of this Agreement, AFBS hereby (a) conveys, transfers and delivers to Therics, and Therics hereby accepts from AFBS, all of the Contributed Assets (other than the Assumed Contracts), free and clear of all Liens, and (b) assigns to Therics, and Therics hereby assumes from AFBS, the Assumed Contracts.

                              (b)             In consideration of the transfer, assignment, conveyance and delivery of the Contributed Assets and the Assumed Contracts by AFBS, as of the Effective Time, Therics hereby (i) assumes the Assumed Contracts and (ii) issues to AFBS 1,000,000 of its Units, representing 100% of the membership interest of Therics.

2.2.	No Assumption of Retained Liabilities; Post-Closing Liabilities.

               Therics does not and will not assume any Retained Liabilities or any other liability of AFBS. All of the Retained Liabilities and other liabilities of AFBS shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by AFBS. Notwithstanding anything herein to the contrary, all of the Post-Closing Liabilities shall be the sole responsibility of Therics.

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2.3.	Transfer Taxes.

               Therics shall pay all transfer, sales, recording and similar Taxes arising in connection with the transactions contemplated hereunder, whether such Taxes are imposed on AFBS or Therics. The parties shall cooperate to comply with all Tax Return requirements for such Taxes and shall provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.

2.4.	Permits.

               At any time or from time to time after the Closing, AFBS shall execute and deliver to Therics such documents and instruments and provide such materials and information as Therics may reasonably request to assist Therics in the transfer of the Permits listed on Schedule 1.20 attached hereto from AFBS to Therics or in the application by Therics for new permits or governmental approvals (with respect to those Permits which can not be assigned) necessary to utilize the Contributed Assets; provided, however, that in no event will AFBS be responsible for any costs associated with such transfer or application.

ARTICLE III
MISCELLANEOUS

3.1.	Entire Agreement; Amendment.

               This Agreement and the documents referred to herein and to be delivered pursuant hereto (including the Unit Purchase Agreement and the IP Transfer Agreement) constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

3.2.	Governing Law.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio as applied to contracts entered into by Ohio residents and performed entirely in Ohio, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of the laws of Ohio.

3.3.	Notices.

               All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or one business day after delivery by reliable overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or

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when received via telecopy, telex or other electronic transmission, in all cases addressed to the party for which it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 3.3:

If to AFBS:	AFBS, Inc.
c/o Tredegar Corporation
	Attention	General Counsel
1100 Boulders Parkway
Richmond, Virginia 23225
Facsimile: (804) 330-1010

With a copy (which shall	Hunton & Williams LLP
not constitute notice) to:	Attention:	C. Porter Vaughan, III, Esq. and
R. Mason Bayler, Jr., Esq.
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Facsimile: (804) 788-8218

If to Therics:	Therics, LLC
	Attention:	Randall R. Theken
283 East Waterloo Road
Akron, Ohio 44319
Facsimile: (330) 773-7697

With a copy (which shall	Stark & Knoll Co., L.P.A.
not constitute notice) to:	Attention:	Aaron G. Lepp, Esq.
76 South Main Street, Suite 1512
Akron, Ohio 44308-1824
Facsimile: (330) 376-6237

3.4.	Counterparts; Headings.

               This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

3.5.	Binding Effect.

This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
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3.6.	Severability.

               If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

3.7.	Specific Performance.

               Therics and AFBS hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

3.8.	Invoices, Bills, Etc.

               Any accounts payable of AFBS or Therics which relate to the Contributed Assets and which are due for goods or services received by AFBS or Therics both before and after the Effective Time shall be prorated. Any Taxes with respect to property that are assessed for periods beginning prior to and ending after the Effective Time shall be prorated. Each party agrees to pay to the other party any amounts received or reimburse any amounts owed, as the case may be, as a result of any such proration.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party hereto has caused this Transfer Agreement to be executed in its name and, as applicable, by a duly authorized officer as of the day and year first above written.

AFBS, INC.

By:	/s/ W. Hildebrandt Surgner, Jr.

W. Hildebrandt Surgner, Jr.
Vice President

THERICS, LLC

By:	AFBS, Inc.
Its:	Sole Member

By:	/s/ W. Hildebrandt Surgner, Jr.

W. Hildebrandt Surgner, Jr.
Vice President
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